Exhibit 23.8










               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 to register 136,000 shares of common stock of SurgiCare, Inc. of our report dated March 19, 2003, which is included in the annual report on Form 10-K for the year ended December 31, 2002.





WEINSTEIN SPIRA & COMPANY, P.C.
Houston, Texas
February 11, 2004